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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-79630, 333-07969, 333-59735, 333-65919, 333-74669, 333-32788, 333-54078, 333-55032, 333-67342, 333-71936, 333-76638, 333-98321, and 333-103040) pertaining to the 1994 Equity Incentive Plan, the 1998 Non-Officer Equity Incentive Plan, the 2000 Non-Officer Equity Incentive Plan, the 401(k) Retirement Plan, the Employee Stock Purchase Plan of Nektar Therapeutics, the Bradford Particle Design plc Share Option Schemes, the Shearwater Corporation 1996 Nonqualified Stock Option Plan, as amended, and in the Registration Statements (Form S-3 Nos. 333-32576, 333-36152, 333-53678, 333-54080, and 333-67340) and in the related Prospectuses, respectively, of our report dated January 17, 2003, with respect to the consolidated financial statements of Nektar Therapeutics (formerly Inhale Therapeutic Systems, Inc.) included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Palo Alto, California
March 26, 2003

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS